Exhibit 10.14(b)

PERFORMANCE VESTING

RESTRICTED STOCK AGREEMENT

granted under the

BILL BARRETT CORPORATION 2004 STOCK INCENTIVE PLAN (THE “PLAN”)

(2009 Temporary Supplemental Grant)

THIS PERFORMANCE VESTING RESTRICTED STOCK AGREEMENT for the 2009 Temporary Supplemental Grant (the “Agreement”), evidences the grant by Bill Barrett Corporation (the “Company”) of an award of restricted shares of Common Stock (the “Award”) to the person listed as “Granted To” on Exhibit 1 (the “Participant”) on the “Grant Date” listed on Exhibit 1 (“Grant Date”) and the Participant’s acceptance of the Award in accordance with the provisions of the Bill Barrett Corporation 2004 Stock Incentive Plan (the “Plan”). The Company and the Participant agree as follows:

1. Basis for Award. This Award is made under the Plan for services to be rendered to the Company by the Participant.

2. Restricted Shares Awarded. The Company hereby awards to the Participant on the Grant Date an Award consisting of the aggregate number of restricted shares of Common Stock (hereafter, the “Supplemental Restricted Shares”) set forth on Exhibit 1, which shall be subject to the restrictions and conditions set forth in the Plan and this Agreement, to supplement the grant of restricted shares (the “Original Restricted Shares”) made to Participant on the date set forth on Exhibit 1. The Supplemental Restricted Shares shall vest in accordance with Section 4 hereof and any Exhibits provided by the Company to the Participant following the Committee’s approval of annual performance goals.

3. Restrictions. The Supplemental Restricted Shares covered by this Award will be forfeited by the Participant and all of the Participant’s rights to such shares shall immediately terminate without any payment or consideration by the Company, in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such Supplemental Restricted Shares made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, prior to the end of the Restricted Period.

4. Vesting.

(a) Except as otherwise provided in this Section 4, the restrictions described in Section 3 of this Agreement will lapse in accordance with the vesting schedule (including performance conditions) set forth in Exhibit 2 of this Agreement (the period during which such restrictions apply, the “Restricted Period”); provided, that, the Participant must be in Continuous Service with the Company on the applicable vesting dates.

(b) Upon the occurrence of a Change in Control, all unvested Supplemental Restricted Shares will automatically vest in accordance with the terms of the Plan.

(c) Upon termination of the Participant’s Continuous Service with the Company for any reason prior to February 16, 2010, any unvested Supplemental Restricted Shares shall be forfeited and the Participant shall have no further right with respect to the Award.

(d) Any Supplemental Restricted Shares that have not vested on or before February 16, 2010 shall terminate and be forfeited at midnight (MST) on February 16, 2010, and the Participant shall have not further right with respect to the Award.

5. Certificates. Each certificate issued in respect of the Supplemental Restricted Shares and each record evidencing a noncertificated share shall be registered in the Participant’s name and shall bear the following (or similar) legend in addition to any other legends that may be required under federal or state securities laws:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE PERFORMANCE VESTING RESTRICTED STOCK AGREEMENT DATED AS OF FEBRUARY 26, 2009, ENTERED INTO BETWEEN THE REGISTERED OWNER AND BILL BARRETT CORPORATION”

At the expiration of the Restricted Period, the Company shall deliver to the Participant (or his or her legal representative, beneficiary or heir) share certificates for the shares deposited with it that have vested in accordance with this Section 4 of this Agreement without any legend except as otherwise provided by the Plan, this Agreement or as otherwise required by applicable law. The Participant shall have all of the rights of a stockholder including, without limitation, the right to vote the Supplemental Restricted Shares while they are held in custody. If the Award is forfeited in whole or in part, the Participant will assign, transfer, and deliver any evidence of the Supplemental Restricted Shares to the Company and cooperate with the Company to reflect such forfeiture.

6. Compliance with Laws and Regulations. This Award is subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares deliverable hereunder is required by any securities exchange or under any federal or state law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of delivering such shares, or in connection with such delivery, no shares shall be delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

7. Tax Withholding.

(a) The Participant agrees that, subject to clause 7(b) below, no later than the date as of which the restrictions on the Supplemental Restricted Shares shall lapse with respect to all or any of the shares covered by this Agreement, the Participant shall pay to the Company any federal, state or local taxes of any kind required by law to be withheld with respect to the shares for which the restrictions shall lapse. With the consent of the Committee, and at its sole discretion, the Participant may elect to pay to the Company an amount equal to the amount of the taxes that the Company shall be required to withhold by delivering to the Company, or authorizing the Company to withhold from the Supplemental Restricted Shares with respect to which the restrictions shall lapse, shares of Common Stock having a Fair Market Value equal to the amount of the withholding tax obligation as determined by the Company; provided, however, that no shares of Common Stock may be withheld with a value exceeding the minimum amount of tax required to be withheld by law. At the Committee’s sole discretion, a Participant may elect to have additional taxes withheld and satisfy such withholding with cash or shares of Common Stock held for at least six (6) months if, in the opinion of the Company’s outside accountants, doing so would not result in a charge against earnings.

(b) If the Participant properly elects, within thirty (30) days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value as of the Grant Date of the Restricted Shares granted hereunder pursuant to Section 83(b) of the Code, the Participant shall pay to the Company by certified check, or make other arrangements satisfactory to the Committee to pay to the Company, any federal, state or local taxes required to be withheld with respect to such shares. If the Participant fails to make such payments, the Company or an affiliate shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to such shares.

8. Stop-Transfer Instructions. The Participant agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect.

9. Refusal to Transfer. The Company will not be required to (i) register any transfer of shares on its share register if such shares have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) treat as owner of such shares, or accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares have been so transferred.

10. No Right to Continuous Service. Nothing contained in the Plan or in this Agreement shall confer upon the Participant any right with respect to the continuation of service with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time.

11. Representations and Warranties of Participant. The Participant represents and warrants to the Company that:

(a) Agrees to Terms of the Plan. The Participant has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. The Participant acknowledges that there may be tax consequences upon the vesting of the Restricted Shares or disposition of the shares once vested, and that the Participant should consult a tax adviser prior to such time.

(b) Cooperation. The Participant agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

12. Adjustments. The Award may be adjusted or terminated in any manner as contemplated by the Plan.

13. Successors and Assigns; Binding Effect. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon the Participant and the Participant’s heirs, executors, administrators, and legal representatives.

14. Governing Law; Modification. To the extent not otherwise governed by the Code or other laws of the United States, this Agreement shall be governed by the laws of the State of Delaware and construed in accordance therewith without regard to its conflict of law principles. Subject to Section 18 of the Plan, no amendment to this Award shall be made that would adversely affect the rights of the Participant without the Participant’s written consent.

15. Incorporation by Reference. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan. The Committee shall have the authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement.

16. Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

17. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

18. Gender and Number. The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the              day of                     , 2009.

BILL BARRETT CORPORATION

By:
Title:

Participant